Exhibit 99.1

OpenTable, Inc. Announces First Quarter Financial Results

-- Increases Revenue by 18% over Q1 2013 to $53.8 Million --

-- Grows Seated Diners by 25% over Q1 2013 --

-- Non-GAAP EPS of $0.45 --

SAN FRANCISCO, May 1, 2014 /PRNewswire/ -- OpenTable, Inc. (NASDAQ: OPEN), the world's leading provider of online restaurant reservations, today reported its financial results for the first quarter ended March 31, 2014.

OpenTable reported consolidated net revenues for Q1 2014 of $53.8 million, an 18% increase over Q1 2013. Consolidated net loss for Q1 2014 was $3.6 million, or $0.16 per diluted share, which includes a one-time non-cash impairment expense of an acquired intangible asset of $12.6 million. Non-GAAP consolidated net income for Q1 2014, was $11.0 million, or $0.45 per diluted share, which excludes tax-affected stock-based compensation expense, tax-affected acquisition-related expenses, tax-affected amortization of acquired intangibles and tax-affected impairment of acquired intangibles.

OpenTable provides operating results by geography as the Company is at different stages of development in its North America and International operations.

North America Results

  Installed restaurant base as of March 31, 2014, totaled 23,862, a 19% increase over March 31, 2013.
  Seated diners totaled 42.5 million, a 24% increase over Q1 2013.
  Revenues totaled $46.0 million, a 17% increase over Q1 2013.
  Non-GAAP adjusted EBITDA (earnings before interest, taxes, depreciation, amortization, stock-based compensation and acquisition-related expenses) totaled $20.7 million, or 45% of North America revenues, a 4% increase over Q1 2013.

International Results

  Installed restaurant base as of March 31, 2014, totaled 7,721, compared to 7,829 as of March 31, 2013.
  Seated diners totaled 4.3 million, a 38% increase over Q1 2013.
  Revenues totaled $7.8 million, a 29% increase over Q1 2013.
  Q1 2014 includes a one-time non-cash impairment expense of an acquired intangible asset of $12.6 million related to the toptable trademark. As part of our brand evolution, we're adopting OpenTable as our global brand.
  Non-GAAP adjusted EBITDA (earnings before interest, taxes, depreciation, amortization, stock-based compensation, acquisition-related expenses and impairment of acquired intangibles), totaled a loss of $0.6 million compared to a loss of $1.7 million in Q1 2013.

"As part of our evolution to a dining experiences company – and with our rebrand of toptable to OpenTable in the UK – we have a tremendous opportunity to be the global dining passport for consumers around the world," said Matt Roberts, Chief Executive Officer of OpenTable.

Q1 2014 Consolidated Financial and Operating Summary

  Installed restaurant base as of March 31, 2014, totaled 31,583.
  Seated diners totaled 46.7 million, a 25% increase over Q1 2013.
  Total revenues were $53.8 million in Q1 2014, up 18% over Q1 2013 revenues of $45.5 million.
    Reservation revenues were $34.3 million in Q1 2014, up 27% over Q1 2013 revenues of $27.1 million.  Reservation revenues primarily increased as a result of the increase in seated diners.
    Subscription revenues were $16.6 million in Q1 2014, up 13% over Q1 2013 revenues of $14.7 million.  Subscription revenues primarily increased as a result of the increase in installed restaurants using our ERB solution.
    Other revenues were $2.9 million in Q1 2014, down 22% over Q1 2013 revenues of $3.8 million.  The decrease is primarily due to the change in the pricing of our promotional products from a flat rate to a pay-for-performance model, which is now classified as reservation revenues.
  Total costs and expenses were $56.4 million in Q1 2014. Excluding the $12.6 million impairment expense, costs and expenses were $43.8 million, up 23% over Q1 2013 costs and expenses of $35.6 million.  The increase was primarily driven by an increase in online marketing expenses and a 19% increase in headcount.
  Total operating loss was $2.6 million in Q1 2014 compared to income of $9.9 million in Q1 2013.  Non-GAAP consolidated operating income, excluding stock-based compensation expense, acquisition-related expenses, amortization of acquired intangibles and impairment of acquired intangibles, was $16.3 million in Q1 2014 compared to $15.5 million in Q1 2013.
  The Q1 2014 GAAP income tax expense was $1.0 million, or a (40)% tax rate. On a non-GAAP basis, income tax expense was $5.3 million, or an effective tax rate of 33%.
  Consolidated net loss was $3.6 million, or $0.16 per diluted share, in Q1 2014 compared to net income of $7.1 million, or $0.30 per diluted share, in Q1 2013.  Non-GAAP consolidated net income, which excludes tax-affected stock-based compensation expense, tax-affected acquisition-related expenses, tax-affected amortization of acquired intangibles and tax-affected impairment of acquired intangibles, was $11.0 million, or $0.45 per diluted share, in Q1 2014 compared to $10.7 million, or $0.45 per diluted share, in Q1 2013.
  As of March 31, 2014, OpenTable had cash and cash equivalents and short-term investments of $117.6 million.

"During the first quarter the business continued to deliver solid operating metrics, adjusted EBITDA margins and cash flows even as we invest for the future," said Duncan Robertson, CFO of OpenTable.

Business Outlook

As of today, OpenTable is providing guidance for Q2 2014 and the full year 2014 on revenue, non-GAAP adjusted EBITDA and other consolidated metrics.

Q2 2014 Guidance:

  In the North America segment the Company estimates revenue to be in the range of $47.0 million to $48.2 million and non-GAAP adjusted EBITDA to be in the range of $22.2 million to $23.4 million.
  In the International segment the Company estimates revenue to be in the range of $7.7 million to $8.1 million and non-GAAP adjusted EBITDA loss to be in the range of $2.1 million to $1.5 million.
  On a consolidated basis the Company estimates revenue to be in the range of $54.7 million to $56.3 million, non-GAAP adjusted EBITDA to be in the range of $20.1 million to $21.9 million, GAAP EPS to be in the range of $0.23 to $0.28 and non-GAAP EPS to be in the range of $0.43 to $0.48.

Full Year 2014 Guidance:

  In the North America segment the Company estimates revenue to be in the range of $189.7 million to $194.3 million and non-GAAP adjusted EBITDA to be in the range of $88.8 million to $93.0 million.
  In the International segment the Company estimates revenue to be in the range of $32.2 million to $33.8 million and non-GAAP adjusted EBITDA loss to be in the range of $5.2 million to $3.5 million.
  On a consolidated basis the Company estimates revenue to be in the range of $221.9 million to $228.1 million, non-GAAP adjusted EBITDA to be in the range of $83.6 million to $89.5 million, GAAP EPS to be in the range of $0.63 and $0.78 and non-GAAP EPS to be in the range of $1.81 to $1.96.

Quarterly Conference Call

A conference call will be webcast live today at 2 p.m. PT/5 p.m. ET and will be available through May 31, 2014, at http://investors.opentable.com/events.cfm. This call may contain forward-looking statements and other material information regarding the Company's financial and operating results.

About Non-GAAP Financial Information

This press release contains certain non-GAAP financial measures. Tables are provided in the press release that reconcile the non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with U.S. Generally Accepted Accounting Principles (GAAP). The reconciliations of the forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measures in the tables below include all information reasonably available to the Company at the date of this press release and adjustments that the Company can reasonably predict. Events that could cause the reconciliation to change include, but are not limited to, acquisitions and divestitures of businesses, goodwill and other asset impairments, and sales of available-for-sale debt securities and other investments.

The non-GAAP financial measures in this press release include non-GAAP consolidated net income and the related per diluted share amounts, non-GAAP consolidated operating income and non-GAAP adjusted EBITDA. Non-GAAP financial measure adjusted EBITDA is defined as earnings before interest, taxes, depreciation, amortization, stock-based compensation, acquisition-related expenses and impairment of acquired intangibles.

To supplement the Company's consolidated financial statements presented on a GAAP basis, management believes that these non-GAAP measures provide useful information about the Company's core operating results and thus are appropriate to enhance the overall understanding of the Company's past financial performance and its prospects for the future. Management believes it is useful to exclude stock-based compensation, acquisition-related expenses, amortization of acquired intangibles and impairment of acquired intangibles because they do not reflect the underlying performance of the Company's business operations. These adjustments to the Company's GAAP results are made with the intent of providing both management and investors a more complete understanding of the Company's underlying operational results and trends and performance. Management uses these non-GAAP measures to evaluate the Company's financial results. The presentation of non-GAAP measures is not meant to be considered in isolation or as a substitute for or superior to financial results determined in accordance with GAAP.

Background Information

The Company reports consolidated operations in U.S. dollars and operates in two geographic segments: North America and International. The North America segment is comprised of all operations in the United States, Canada and Mexico, and the International segment is comprised of all non-North America operations, which includes operations in Europe and Asia. The Company generates substantially all of its revenues from its restaurant customers. The Company's revenues primarily include monthly subscription fees, a fee for each restaurant guest seated through online reservations, and other revenue.

Forward-Looking Statements

This press release and its attachments contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks and uncertainties. These forward-looking statements include guidance for Q2 2014 and the full year 2014 and the quotations from management in this press release. The Company's actual results may differ materially from those anticipated in these forward-looking statements. Factors that may contribute to such differences include, among others, the Company's ability to accurately forecast revenues and expenses; worldwide economic conditions; the Company's ability to maintain an adequate rate of growth; the Company's ability to effectively manage its growth; the Company's ability to attract new restaurant customers; the Company's ability to increase the number of visitors to its websites and mobile applications and convert those visitors into diners; the Company's ability to retain existing restaurant customers and diners or encourage repeat reservations; the effects of increased competition; the Company's ability to successfully enter new markets and manage its international expansion; the impact of the fluctuations in currency exchange rates; the Company's ability to successfully manage any acquisitions of businesses, solutions or technologies; interruptions in service and any related impact on the Company's reputation; costs associated with defending intellectual property infringement and other claims; and the impact of natural catastrophic events. More information about potential factors that could affect the Company's business and financial results is contained in the Company's annual report on Form 10-K for the year ended December 31, 2013 and the Company's other filings with the SEC. The Company does not intend, and undertakes no duty, to update this information to reflect future events or circumstances.

About OpenTable, Inc.

OpenTable is the world's leading provider of online restaurant reservations, seating over 15 million diners per month via online bookings across more than 31,000 restaurants. The OpenTable network connects restaurants and diners, helping diners discover and book the perfect table and helping restaurants deliver personalized hospitality to keep guests coming back. The OpenTable service enables diners to see which restaurants have available tables, select a restaurant based on verified diner reviews, menus and other helpful information, and easily book a reservation. In addition to the Company's website and mobile apps, OpenTable powers online reservations for nearly 600 partners, including many of the Internet's most popular global and local brands. For restaurants, the OpenTable hospitality solutions enable them to manage their reservation book, streamline their operations and enhance their service levels. Since its inception in 1998, OpenTable has seated over 620 million diners around the world. The Company is headquartered in San Francisco, California, and the OpenTable service is available throughout the United States, as well as in Canada, Germany, Japan, Mexico and the UK. More information is available on http://www.opentable.com.

OpenTable, OpenTable.com, OpenTable logos, toptable and other service names are the trademarks of OpenTable, Inc. and/or its affiliates.

OPENTABLE, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2014	2013
	(In thousands)
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$ 103,469	$ 100,283
Short-term investments	14,126	14,263
Accounts receivable, net	26,537	25,359
Prepaid expenses and other current assets	3,976	4,659
Deferred tax asset	18,966	17,861

Total current assets	167,074	162,425

Property, equipment and software, net	32,101	30,972
Goodwill	80,845	79,271
Intangibles, net	17,538	23,376
Deferred tax asset	15,552	14,092
Other assets	846	835

TOTAL ASSETS	$ 313,956	$ 310,971

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable and accrued expenses	$ 11,057	$ 13,832
Accrued compensation	4,807	4,692
Deferred revenue	1,829	1,556
Dining rewards payable	40,289	37,509
Total current liabilities	57,982	57,589

Deferred revenue — non-current	1,675	1,894
Deferred tax liability	29	2,508
Income tax liability	15,276	15,597
Other long-term liabilities	3,001	3,121

Total liabilities	77,963	80,709

STOCKHOLDERS' EQUITY:
Common stock	3	3
Additional paid-in capital	272,833	263,697
Treasury stock	(74,247)	(74,247)
Accumulated other comprehensive income	1,333	1,095
Retained earnings	36,071	39,714

Total stockholders' equity	235,993	230,262

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$ 313,956	$ 310,971

OPENTABLE, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended
	March 31,
	2014	2013
	(In thousands, except per share amounts)

REVENUES	$ 53,779	$ 45,501

COSTS AND EXPENSES:
Operations and support (1)	14,335	11,363
Sales and marketing (1)	13,857	10,502
Technology (1)	6,243	4,500
General and administrative (1)	9,307	9,219
Impairment of acquired intangibles	12,648	-

Total costs and expenses	56,390	35,584

Income (loss) from operations	(2,611)	9,917
Other income, net	-	13

Income (loss) before taxes	(2,611)	9,930
Income tax expense	1,032	2,789

NET INCOME (LOSS)	$ (3,643)	$ 7,141

Net income (loss) per share:
Basic	$ (0.16)	$ 0.31
Diluted	$ (0.16)	$ 0.30

Weighted average shares outstanding:
Basic	23,443	22,937
Diluted	23,443	23,785

(1) Stock-based compensation included in above line items:
Operations and support	$ 174	$ 23
Sales and marketing	1,227	1,127
Technology	1,510	1,063
General and administrative	1,451	2,380
	$ 4,362	$ 4,593

Other Operational Data:
Installed restaurants (at period end):
North America	23,862	20,128
International	7,721	7,829
Total	31,583	27,957

Seated diners (in thousands):
North America	42,473	34,268
International	4,271	3,088
Total	46,744	37,356

Headcount (at period end):
North America	492	401
International	172	158
Total	664	559

Additional Financial Data:
Revenues:
North America
Reservation	$ 28,723	$ 23,492
Subscription	14,484	12,890
Other	2,764	3,063
Total North America Revenues	$ 45,971	$ 39,445
International
Reservation	$ 5,542	$ 3,565
Subscription	2,096	1,792
Other	170	699
Total International Revenues	7,808	6,056
Total Revenues	$ 53,779	$ 45,501

Income (loss) from operations:
North America	$ 11,784	$ 12,976
International	(14,395)	(3,059)
Total	$ (2,611)	$ 9,917

Depreciation and amortization:
North America	$ 4,761	$ 2,549
International	757	993
Total	$ 5,518	$ 3,542

Stock-based compensation:
North America	$ 4,018	$ 4,207
International	344	386
Total	$ 4,362	$ 4,593

OPENTABLE, INC.
RECONCILIATION OF GAAP TO NON-GAAP OPERATING RESULTS

	Three Months Ended
	March 31,
	2014	2013
	(In thousands, except per share amounts)

Non-GAAP consolidated net income per share:
GAAP net income (loss) "as reported"	$ (3,643)	$ 7,141
Add back: stock-based compensation expense	4,362	4,593
Income tax effect of stock-based compensation	(1,070)	(1,783)
Add back: acquisition-related expenses	127	90
Income tax effect of acquisition-related expenses	(48)	(34)
Add back: amortization of acquired intangibles	1,799	946
Income tax effect of amortization of intangibles	(630)	(270)
Add back: impairment of acquired intangibles	12,648	-
Income tax effect of impairment of acquired intangibles	(2,530)	-

NON-GAAP CONSOLIDATED NET INCOME	$ 11,015	$ 10,683

Non-GAAP diluted net income per share	$ 0.45	$ 0.45

Weighted average diluted shares outstanding	24,378	23,785

Non-GAAP consolidated operating income:
GAAP income (loss) from operations "as reported"	$ (2,611)	$ 9,917
Add back: stock-based compensation expense	4,362	4,593
Add back: acquisition-related expenses	127	90
Add back: amortization of acquired intangibles	1,799	946
Add back: impairment of acquired intangibles	12,648	-

NON-GAAP OPERATING INCOME	$ 16,325	$ 15,546

North America Adjusted EBITDA:
GAAP operating income "as reported"	$ 11,784	$ 12,976

Adjustments:
Stock-based compensation expense	4,018	4,207
Acquisition-related expense	127	90
Amortization of acquired intangibles	1,799	586
Depreciation and other amortization expense	2,962	1,963

North America Adjusted EBITDA	$ 20,690	$ 19,822

International Adjusted EBITDA:
GAAP operating loss "as reported"	$ (14,395)	$ (3,059)

Adjustments:
Stock-based compensation expense	344	386
Amortization of acquired intangibles	-	360
Impairment of acquired intangibles	12,648	-
Depreciation and other amortization expense	757	633

International Adjusted EBITDA	$ (646)	$ (1,680)

Consolidated Adjusted EBITDA:
GAAP operating income (loss) "as reported"	$ (2,611)	$ 9,917

Adjustments:
Stock-based compensation expense	4,362	4,593
Acquisition-related expense	127	90
Amortization of acquired intangibles	1,799	946
Impairment of acquired intangibles	12,648	-
Depreciation and other amortization expense	3,719	2,596

Consolidated Adjusted EBITDA	$ 20,044	$ 18,142

OPENTABLE, INC.
RECONCILIATION OF GAAP TO NON-GAAP FORWARD-LOOKING GUIDANCE

	Forward-Looking Guidance
	Three Months Ending		Twelve Months Ending
	June 30, 2014		December 31, 2014
	Range of Estimate		Range of Estimate
	From	To	From	To
	(In thousands, except per share amounts)

Non-GAAP consolidated net income per share:
GAAP net income	$ 5,608	$ 6,770	$ 15,366	$ 19,085
Add back: stock-based compensation expense	5,047	5,047	18,358	18,358
Income tax effect of stock-based compensation	(1,517)	(1,517)	(5,061)	(5,061)
Add back: acquisition-related expenses	-	-	127	127
Income tax effect of acquisition-related expenses	-	-	(48)	(48)
Add back: amortization of acquired intangibles	2,313	2,313	8,632	8,632
Income tax effect of amortization of intangibles	(872)	(872)	(3,206)	(3,206)
Add back: impairment of acquired intangibles	-	-	12,648	12,648
Income tax effect of impairment of acquired intangibles	-	-	(2,530)	(2,530)

NON-GAAP CONSOLIDATED NET INCOME	$ 10,579	$ 11,741	$ 44,286	$ 48,005

GAAP diluted net income per share	$ 0.23	$ 0.28	$ 0.63	$ 0.78
Non-GAAP diluted net income per share	$ 0.43	$ 0.48	$ 1.81	$ 1.96

Weighted average diluted shares outstanding	24,400	24,400	24,500	24,500

North America Adjusted EBITDA:
GAAP operating income	$ 12,052	$ 13,252	$ 49,598	$ 53,798

Adjustments:
Stock-based compensation expense	4,502	4,502	16,418	16,418
Amortization of acquired intangibles	2,313	2,313	8,632	8,632
Acquisition-related expense	-	-	127	127
Depreciation and other amortization expense	3,333	3,333	14,025	14,025

North America Adjusted EBITDA	$ 22,200	$ 23,400	$ 88,800	$ 93,000

International Adjusted EBITDA:
GAAP operating loss	$ (3,344)	$ (2,744)	$ (22,258)	$ (20,558)

Adjustments:
Stock-based compensation expense	545	545	1,940	1,940
Impairment of acquired intangibles	-	-	12,648	12,648
Depreciation and other amortization expense	699	699	2,470	2,470

International Adjusted EBITDA	$ (2,100)	$ (1,500)	$ (5,200)	$ (3,500)

Consolidated Adjusted EBITDA:
GAAP operating income	$ 8,708	$ 10,508	$ 27,340	$ 33,240

Adjustments:
Stock-based compensation expense	5,047	5,047	18,358	18,358
Acquisition-related expense	-	-	127	127
Amortization of acquired intangibles	2,313	2,313	8,632	8,632
Impairment of acquired intangibles	-	-	12,648	12,648
Depreciation and other amortization expense	4,032	4,032	16,495	16,495

Consolidated Adjusted EBITDA	$ 20,100	$ 21,900	$ 83,600	$ 89,500

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CONTACT: Investor Relations - 415-344-6520, investors@opentable.com, Media Relations - 415-344-4275, pr@opentable.com